Exhibit 99.1

For investors	For media
Amy Wakeham	Jayme Rubenstein
+1 858-836-5000	+1 858-836-6798
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the First Quarter of Fiscal Year 2021

•	Year-over-year revenue grows 10%, non-GAAP operating profit up 24%

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, October 29, 2020 – ResMed Inc. (NYSE: RMD, ASX: RMD), a world-leading digital health company, today announced results for its quarter ended September 30, 2020.

First Quarter 2021 Highlights

All comparisons are to the prior year period

•	Revenue increased 10% to $751.9 million; up 9% on a constant currency basis

•	GAAP gross margin of 58.3%; non-GAAP gross margin expanded 30 bps to 59.9%

•	Net operating profit increased 27%; non-GAAP operating profit up 24%

•	GAAP diluted earnings per share of $1.22; non-GAAP diluted earnings per share of $1.27

“Our first quarter results reflect solid performance and positive trends across our business,” said Mick Farrell, ResMed’s CEO. “During the quarter, we continued to support the global COVID-19 pandemic response, providing ventilators, masks, and circuits to countries in need around the world. In our core markets of sleep apnea, COPD, and asthma, we are encouraged by the sequential improvement in new patient volume, as well as the ongoing strong adoption of our mask and accessories resupply programs. We have accelerated the launch of digital health solutions to help clinicians remotely diagnose, treat, and manage patients during the pandemic and beyond. Our global team is effectively managing SG&A expenses, while investing in broad-based R&D programs to help accelerate our ResMed 2025 growth strategy: improving 250 million lives in out-of-hospital healthcare in 2025.”

RMD First Quarter 2021 Earnings Press Release – October 29, 2020	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	September 30, 2020	September 30, 2019	% Change	Constant Currency (A)
Revenue	$751.9	$681.1	10%	9%
Gross margin (B)	58.3%	57.5%	1
Non-GAAP gross margin (B)	59.9%	59.6%	1
Selling, general and administrative expenses	159.0	167.4	(5)	(7)
Research and development expenses	54.5	48.0	14	12
Income from operations	216.9	171.1	27
Non-GAAP income from operations (B)	237.1	191.0	24
Net income	178.4	120.1	48
Non-GAAP net income (B)	185.4	135.4	37
Diluted earnings per share	$1.22	$0.83	47
Non-GAAP diluted earnings per share (B)	$1.27	$0.93	37

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of First Quarter Results

All comparisons are to the prior year period unless otherwise noted

•

Revenue in the U.S., Canada, and Latin America, excluding Software as a Service, grew by 9 percent, driven by strong sales across our mask product portfolio and increased demand for our ventilators due to COVID-19, partially offset by a decrease in demand for our sleep devices.

•

Revenue in combined Europe, Asia, and other markets grew by 10 percent on a constant currency basis, primarily driven by sales across our device and mask product portfolio, including increased demand for our ventilators due to COVID-19.

•	Software as a Service revenue increased by 6 percent, due to continued growth in resupply service offerings and stabilizing patient flow in out-of-hospital care settings.

•

Gross margin expanded by 80 basis points while non-GAAP gross margin expanded by 30 basis points. These expansions were primarily due to benefits from product mix changes and foreign exchange rates, partially offset by declines in manufacturing and procurement efficiencies driven by higher air freight costs.

•

Selling, general, and administrative expenses decreased by 7 percent on a constant currency basis. SG&A expenses improved to 21.1 percent of revenue in the quarter, compared with 24.6 percent in the same period of the prior year. These changes in SG&A expenses were mainly due to savings in travel and other cost management as a result of the COVID-19 pandemic.

•	Income from operations increased by 27 percent and non-GAAP income from operations increased by 24 percent.

•

Net income grew by 48 percent and diluted earnings per share grew by 47 percent, largely attributable to the impact of legal settlement expenses in the prior year. Non-GAAP net income grew by 37 percent and non-GAAP diluted earnings per share grew by 37 percent, predominantly attributable to strong ventilator device sales and controlled operating costs.

RMD First Quarter 2021 Earnings Press Release – October 29, 2020	Page 3 of 10

•	Cash flow from operations for the quarter was $144.0 million, compared to net income in the current quarter of $178.4 million. During the quarter we paid $56.5 million in dividends.

Other Business and Operational Highlights

•

Introduced the AirTouch N20 foam CPAP mask with a memory foam cushion, the softest nasal mask ever. AirTouch N20 uses the same patented UltraSoft memory foam cushion as the full face AirTouch F20, adapting to the curves and contours of each face to create a soft, personalized fit designed to increase comfort and CPAP adherence.

•

Two ResMed masks, the AirFit N30 and AirFit F30i, received Good Design Australia Awards in the Product Design category for achieving the highest level of design and innovation in service to sleep apnea patients worldwide. ResMed has now won eight Good Design Australia Awards.

•

ResMed CEO Mick Farrell was named Large Public Company CEO of the Year by the San Diego Business Journal. Farrell was honored for leading ResMed’s response to the global pandemic and the company’s swift pivot to increasing its manufacturing of lifesaving ventilators and bilevel devices by more than 3.5 times during the first six months of the COVID-19 crisis. ResMed also accelerated the launch of new digital health solutions to help clinicians remotely diagnose, treat, and manage sleep apnea, COPD, and asthma patients during the pandemic and beyond.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.39 per share. The dividend will have a record date of November 12, 2020, payable on December 17, 2020. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be November 11, 2020, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from November 11, 2020, through November 12, 2020, inclusive.

Webcast details

ResMed will discuss its first quarter fiscal year 2021 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q1 2021 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately two hours after the webcast by dialing +1 800-585-8367 (U.S.) or +1 416-621-4642 (outside U.S.) and entering the passcode 2192036. The telephone replay will be available until November 12, 2020.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

RMD First Quarter 2021 Earnings Press Release – October 29, 2020	Page 4 of 10

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD First Quarter 2021 Earnings Press Release – October 29, 2020	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended
	September 30, 2020	September 30, 2019
Net revenue	$751,944	$681,056

Cost of sales	301,304	276,001
Amortization of acquired intangibles (1)	11,979	13,436

Total cost of sales	$313,283	$289,437

Gross profit	$438,661	$391,619

Selling, general and administrative	158,989	167,440
Research and development	54,533	48,033
Amortization of acquired intangibles (1)	8,243	5,044

Total operating expenses	$221,765	$220,517
Income from operations	216,896	171,102

Other income (expenses), net:
Interest income (expense), net	$(6,725)	$(10,543)
Loss attributable to equity method investments	(2,288)	(6,863)
Other, net	7,971	(3,109)

Total other income (expenses), net	(1,042)	(20,515)

Income before income taxes	$215,854	$150,587
Income taxes	37,482	30,439

Net income	$178,372	$120,148

Basic earnings per share	$1.23	$0.84
Diluted earnings per share	$1.22	$0.83
Non-GAAP diluted earnings per share (1)	$1.27	$0.93

Basic shares outstanding	144,900	143,719
Diluted shares outstanding	146,100	145,099

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD First Quarter 2021 Earnings Press Release – October 29, 2020	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	September 30, 2020	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$421,414	$463,156
Accounts receivable, net	464,892	474,643
Inventories	478,006	416,915
Prepayments and other current assets	178,297	168,745

Total current assets	$1,542,609	$1,523,459
Non-current assets:
Property, plant and equipment, net	$424,819	$417,335
Operating lease right-of-use assets	124,473	118,348
Goodwill and other intangibles, net	2,332,637	2,338,492
Deferred income taxes and other non-current assets	196,306	189,742

Total non-current assets	$3,078,235	$3,063,917

Total assets	$4,620,844	$4,587,376

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$117,589	$135,786
Accrued expenses	269,859	270,353
Operating lease liabilities, current	21,329	21,263
Deferred revenue	102,035	98,617
Income taxes payable	68,053	64,755
Short-term debt	11,988	11,987

Total current liabilities	$590,853	$602,761
Non-current liabilities:
Deferred revenue	$83,887	$87,307
Deferred income taxes	13,007	13,011
Operating lease liabilities, non-current	111,183	101,880
Other long term liabilities	8,568	8,347
Long-term debt	1,044,435	1,164,133
Long-term income taxes payable	90,051	112,910

Total non-current liabilities	$1,351,131	$1,487,588

Total liabilities	$1,941,984	$2,090,349

STOCKHOLDERS’ EQUITY:
Common stock	$580	$580
Additional paid-in capital	1,588,018	1,570,694
Retained earnings	2,953,709	2,832,991
Treasury stock	(1,623,256)	(1,623,256)
Accumulated other comprehensive income	(240,191)	(283,982)

Total stockholders’ equity	$2,678,860	$2,497,027

Total liabilities and stockholders’ equity	$4,620,844	$4,587,376

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RMD First Quarter 2021 Earnings Press Release – October 29, 2020	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended
	September 30, 2020	September 30, 2019
Cash flows from operating activities:
Net income	$178,372	$120,148
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	39,466	37,954
Amortization of right-of-use-assets	10,422	5,963
Stock-based compensation costs	16,071	13,256
Loss attributable to equity method investments	2,288	6,863
(Gain) loss on equity investment	(8,476)	2,590
Changes in fair value of business combination contingent consideration	—	(8)
Changes in operating assets and liabilities:
Accounts receivable, net	16,110	28,286
Inventories, net	(52,396)	(14,204)
Prepaid expenses, net deferred income taxes and other current assets	3,415	(8,407)
Accounts payable, accrued expenses and other	(61,273)	(30,078)

Net cash provided by operating activities	$143,999	$162,363
Cash flows from investing activities:
Purchases of property, plant and equipment	(13,501)	(22,671)
Patent registration costs	(5,237)	(2,069)
Business acquisitions, net of cash acquired	—	—
Purchases of investments	(8,196)	(2,741)
Proceeds / (Payments) on maturity of foreign currency contracts	4,824	(5,743)

Net cash used in investing activities	$(22,110)	$(33,224)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	1,026	5,609
Taxes paid related to net share settlement of equity awards	227	(326)
Payment of business combination contingent consideration	—	(302)
Proceeds from borrowings, net of borrowing costs	55,000	565,000
Repayment of borrowings	(175,000)	(614,003)
Dividends paid	(56,511)	(56,052)

Net cash used in financing activities	$(175,258)	$(100,074)

Effect of exchange rate changes on cash	$11,627	$(4,039)

Net increase / (decrease) in cash and cash equivalents	(41,742)	25,026
Cash and cash equivalents at beginning of period	463,156	147,128

Cash and cash equivalents at end of period	$421,414	$172,154

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RMD First Quarter 2021 Earnings Press Release – October 29, 2020	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” excludes amortization expense from acquired intangibles related to cost of sales and are reconciled below:

	Three Months Ended
	September 30, 2020	September 30, 2019
Revenue	$751,944	$681,056
Add back: Deferred revenue fair value adjustment (A)	—	1,445

Non-GAAP Revenue	$751,944	$682,501

GAAP Cost of sales	$313,283	$289,437
Less: Amortization of acquired intangibles (A)	(11,979)	(13,436)

Non-GAAP cost of sales	$301,304	$276,001

GAAP gross profit	438,661	391,619
GAAP gross margin	58.3%	57.5%
Non-GAAP gross profit	450,640	406,500
Non-GAAP gross margin	59.9%	59.6%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended
	September 30, 2020	September 30, 2019
GAAP income from operations	$216,896	$171,102
Amortization of acquired intangibles - cost of sales (A)	11,979	13,436
Amortization of acquired intangibles - operating expenses (A)	8,243	5,044
Deferred revenue fair value adjustment (A)	—	1,445

Non-GAAP income from operations	$237,118	$191,027

RMD First Quarter 2021 Earnings Press Release – October 29, 2020	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended
	September 30, 2020	September 30, 2019
GAAP net income	$178,372	$120,148
Amortization of acquired intangibles - cost of sales, net of tax (A)	9,169	10,267
Amortization of acquired intangibles - operating expenses, net of tax (A)	6,309	3,855
Deferred revenue fair value adjustment, net of tax (A)	—	1,107
(Gain) loss on equity investments (A)	(8,476)	—

Non-GAAP net income (A)	$185,374	$135,377

Diluted shares outstanding	146,100	145,099
GAAP diluted earnings per share	$1.22	$0.83
Non-GAAP diluted earnings per share (A)	$1.27	$0.93

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, deferred revenue fair value adjustment and the (gain) loss on equity investments from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD First Quarter 2021 Earnings Press Release – October 29, 2020	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	September 30, 2020 (A)	September 30, 2019 (A)	% Change	Constant Currency (B)
U.S., Canada and Latin America
Devices	$197.4	$186.9	6%
Masks and other	205.8	183.4	12

Total Sleep and Respiratory Care	$403.2	$370.3	9
Software as a Service	92.1	86.9	6

Total	$495.3	$457.2	8

Combined Europe, Asia and other markets
Devices	$176.0	$151.9	16%	11%
Masks and other	80.6	72.0	12	8

Total Sleep and Respiratory Care	$256.6	$223.9	15	10

Global revenue
Devices	$373.4	$338.8	10%	8%
Masks and other	286.4	255.4	12	11

Total Sleep and Respiratory Care	$659.8	$594.2	11	9
Software as a Service	92.1	86.9	6	6

Total	$751.9	$681.1	10	9

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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